UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17th, 2010

JAMMIN JAVA CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52161
(Commission File Number)

  EIN: 264204714
(IRS Employer Identification No.)

8200 Wilshire Blvd Beverly, Suite 200 Hills CA 90211
(Address of principal executive offices and Zip Code)

323-556-0746
Registrant's telephone number, including area code:

Item 5.02.  Election of Directors; Appointment of Principal Officers

On November 17th, 2010 Jammin Java Corp. (the “Company”) appointed Alan Lewis and Rick Apodaca to its Board of Directors. Mr. Lewis will serve as the company's Director of Corporate Development and Mr. Apodaca will serve as the Director of Sales and Marketing.  Both Directors will be active leaders working closely with management to oversee the planning and execution of a wide range of strategies designed to meet long-term growth objectives, including establishing and maintaining relationships focused on creating sustainable revenue, profit, and shareholder value.

Mr. Apodaca's most recent experience has consisted of over seven years as the Sales and Marketing Manager for FoodCraft Gourmet Coffee Services, where he trains and manages a sales team focused on identifying, engaging, and servicing Southern California's high-end office coffee and related service needs.

Alan Lewis is an emerging leader who brings a unique background in corporate finance, investment banking, and enterprise growth; along with its recent successful application within the coffee industry.  Prior to joining Jammin Java, Mr. Lewis was the Chief Growth Officer for the Newhall Coffee Roasting Company, where he successfully stabilized and put the company back on a growth trajectory.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17th, 2010

JAMMIN JAVA CORP.

 /s/ Anh Tran
Anh Tran,
CEO, President and Director